EXHIBIT 5.1

                                             January 12, 1995

          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, D.C.  20549

                    Re:  Registration Statement on Form S-3


          Dear Ladies and Gentlemen:

                    I am Vice President and General Counsel of
          WorldCorp, Inc., a Delaware corporation (the "Company"). The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission relating to the sale of 302,278 shares (the "Founders Shares") of common stock, par value $1.00 per share (the "Common Stock"), of WorldCorp, Inc. ("WorldCorp" and, together with its subsidiaries, the "Company") issued to William F. Gorog and Jonathan M. Gorog (together, the "Gorogs"), Henry R. Nichols, William
          N. Melton and John Porter (collectively, the "US Order Founders"), the founders of US Order, Inc. ("US Order") and 361,401 shares (the "Pledged Shares") of Common Stock offered for the account of Scott & Stringfellow, Inc. (the "Pledge Holder"), the pledgee of the Pledged Shares under a loan to the WorldCorp Employee Savings and Stock Ownership Plan (the "ESSOP").

                    This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                    In connection with this opinion, I have
          reviewed such documents as I have deemed necessary or appropriate as a basis for the opinion set forth below. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion that I did not independently establish or verify, I have relied upon representations or certificates of the officers and directors of the Company. I am a member of the District of Columbia Bar, Virginia Bar and New York Bar and I express no opinion as to the laws of any other jurisdiction except the General Corporation Law of the State of Delaware.

                    Based upon the foregoing, and subject to the qualifications set forth herein, I am of the opinion that the Founders Shares and the Pledged Shares have been duly and validly issued, fully paid and nonassessable.

                    I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of my name in the Prospectus that is a part of the Registration Statement.
                                        Very truly yours,

                                        /s/ Andrew M. Peaalborg
                                        Andrew M. Paalborg
                                        Vice President and General
                                        Counsel